UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 3, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2016, the Board of Directors of Real Goods Solar, Inc. (the “Company”), appointed Alan Fine, age 62, as the Company’s Principal Financial Officer and General Manager, Operations. Mr. Fine continues to serve as the Company’s Treasurer. Mr. Fine joined the Company in July 2014 as the Director of Commercial Accounting and Finance and was appointed the Company’s Treasurer and Principal Accounting Officer in October 2014. Before joining the Company, he served as the Chief Financial Officer and Principal Accounting Officer of Roomlinx, Inc., a public company engaged in in-room guest entertainment systems servicing the hospitality industry, between August 2011 and June 2014. From May 2008 to June 2011, Mr. Fine served as the Chief Financial Officer and Director of Operations for Pearlstine Distributors, a privately held distributor of Anheuser Busch, Samuel Adams, Heineken, New Belgium and other craft beers to the Charleston, South Carolina market. From November 1997 to May 2000, he served as the Vice President of Finance at Colorado Greenhouse, an international producer of hydroponic tomatoes. Before that, Mr. Fine served as the Chief Financial Officer of Gold Coast Beverage Distributors, a beer and water wholesaler serving Southern Florida, from May 1994 to July 1997. Mr. Fine has a bachelor of science degree in accounting from Loyola College of Maryland, a bachelor of science degree in civil engineering from UMASS, Lowell and is a licensed certified public accountant in Pennsylvania.

Upon Mr. Fine’s appointment, Dennis Lacey, the Company’s Chief Executive Officer and one of its directors, ceased to serve as Acting Principal Financial Officer. Mr. Lacey continues to serve as the Company’s Chief Executive Officer and as a director.

On February 3, 2016, the Board of Directors of the Company also appointed Thomas Mannik, age 53, as the Company’s Principal Accounting Officer and Controller. Mr. Mannik joined the Company in May 2015 as Controller. Before joining the Company, he served as Controller for Connectivity Wireless Solutions, a privately held in-building wireless solutions integrator, from March 2013 to May 2015. From December 2010 to March 2013, Mr. Mannik served as the Chief Financial Officer for Tangelo, a privately held startup developing interactive media technology. Prior to that Mr. Mannik served as Chief Financial Officer for MadisonGrey Fund Services, a privately held startup and award-winning hedge fund administrator, and Controller for EMCORE Corporation, a publicly traded solar and fiber component manufacturing company. Mr. Mannik has a BBA degree in accounting from James Madison University and a Masters of Taxation from the University of Denver, and is a licensed certified public accountant in Colorado.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer

Date: February 8, 2016